SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K/A


Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934


	Date of report (Date of earliest event reported)
	May 18, 1999

	CENCOR, INC.
	(Exact Name of Registrant as Specified in Its Charter)

	Delaware
	(State or Other Jurisdiction of Incorporation)

   	0-3417              		43-5914033
 	(Commission File Number)       	(I.R.S. Employer
					Identification No.)

	5800 Foxridge Drive
	Mission, Kansas  66202
	(Address of Principal Executive Offices)    (Zip Code)

	(913) 831-6334
	(Registrant's Telephone Number, Including Area Code)
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Item 5	Other Events

	On May 18, 1999, CenCor, Inc. ("the Company") announced a second partial liquidating distribution of $4.25 per share to its common stockholders. The distribution will be paid on June 7, 1999, to common stockholders of record as of May 21, 1999.

	The Company is a dissolved Delaware corporation in the process of liquidation. The Company previously released a partial liquidating distribution in the amount of $5.35 per share on March 9, 1998. The Company expects to make a further distribution on or about October 1, 1999.

Item 7  Financial Statements and Exhibits.

	(c) The following exhibit is filed as part of this current report on Form 8-K.

	Exhibit Number		Description

	99			Press Release dated May 18,
				1999 announcing partial
				liquidating distribution.

			   SIGNATURES

	Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report as amended to be signed on its behalf by the undersigned hereunto duly authorized.



				    CenCor, Inc.
				    (Registrant)


Date    May 24, 1999        	    By  /s/ Jack L. Brozman
				    (Signature)
				    Jack L. Brozman, President